SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                    ____________________________________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                            CENDANT CORPORATION
------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


         Delaware                                    06-0918165
 --------------------------------------    -----------------------------------
 State of incorporation of Organization    I.R.S. Employer Identification No.:

      Cendant Corporation
      9 West 57th Street
      New York, NY                                           10019
 --------------------------------------------             --------------
    (Address of Principal Executive Offices)               (Zip Code)

    If this Form relates to the           If this Form relates to the
    registration of a class of            registration of a class of
    securities pursuant to                securities pursuant to Section
    Section 12(b) of the                  12(g) of the Exchange Act and is
    Exchange Act and is effective         effective pursuant to the
    pursuant to the general               general Instruction A. (d)
    Instruction A. (c) please check       please check the following box.  ( )
    the following box. (X)


 Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                  Name of Each Exchange on Which
      to be so Registered                  Each Class is to be Registered

      New Growth PRIDES                    New York Stock Exchange



               INFORMATION REQUIRED IN REGISTRATION STATEMENT

 Item 1.   Description of Registrant's Securities to be Registered.

           The classes of securities to be registered hereby are the New Growth PRIDES of Cendant Corporation, a Delaware corporation.

           For a description of the New Growth PRIDES, reference is made to Amendment No. 1 to the Registration Statement on Form S-3 of Cendant Corporation, among other registrants (Registration No. 333-78447), filed with the Securities and Exchange Commission on July 12, 1999 (as so amended, the "Registration Statement"), and the form of a prospectus for the New Growth PRIDES, included therein, which description is incorporated herein by reference. Definitive copies of the prospectus and of a prospectus supplement describing the New Growth PRIDES will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

 Item 2.   Exhibits

           1. Form of Purchase Contract Agreement, between Cendant Corporation and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.8 to the Registration Statement).

           2. Form of Pledge Agreement, among Cendant Corporation, The Chase Manhattan Bank, as Collateral Agent, and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.9 to the Registration Statement).

           3. Form of Growth PRIDES (incorporated herein by reference to Exhibit 4.14 to the Registration Statement).

           4. Form of Amended and Restated Declaration of Trust, between James E. Buckman and Michael P. Monaco as Regular Trustees, Cendant Corporation and Wilmington Trust Company as Institutional Trustee (incorporated herein by reference to Exhibit 4.6 to the Registration Statement).

           5. Form of Preferred Security (incorporated herein by reference to Exhibit 4.12 to the Registration Statement).

           6. Form of Second Supplemental Indenture, among Cendant Corporation and The Bank of Nova Scotia Trust Company of New York as Indenture Trustee (incorporated herein by reference to Exhibit 4.10 to the Registration Statement).

           7. Form of Senior Debenture (incorporated herein by reference to Exhibit 4.11 to the Registration Statement).

           8. Form of Preferred Securities Guarantee Agreement, among Wilmington Trust Company as Institutional Trustee and Cendant Corporation (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).


                                 SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    CENDANT CORPORATION

 Dated:  July 13, 1999              By: /s/ James E. Buckman
                                       ---------------------------------
                                       James E. Buckman
                                       Senior Executive Vice President
                                       and General Counsel